Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of September 14, 2019 (the “Agreement Effective Date”), is by and among EP Energy LLC and Everest Acquisition Finance Inc. (together, the “Issuers”), the Subsidiary Guarantors (together with the Issuers, the “Obligors”) and the undersigned beneficial holders and/or investment advisors or managers of discretionary accounts for such beneficial holders (together with any party that executes a Forbearance Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, (the “Supporting Holders”) of the Issuers’ 8.00% Senior Secured Notes due 2025 (the “Notes”).

WHEREAS, the Issuers, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent (in either or both such capacities, the “Trustee”), are parties to (1) that certain Indenture, dated as of February 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) under which the Notes were issued; (2) that certain Collateral Agreement, dated as of February 6, 2017 and (3) that certain Pledge Agreement, dated as of February 6, 2017  and any related documents and instruments that serve to grant and provide collateral to the Trustee (as amended, restated, supplemented or otherwise modified from time to time, and collectively, the “Security Documents” and, together with the Indenture, the “Notes Documents”);

WHEREAS, the current principal amount outstanding of such Notes is $1,000,000,000 and interest payments on the Notes are due semiannually, on February 15 and August 15;

WHEREAS, an interest payment on the Notes in the amount of $40,000,000 was due on August 15, 2019 (the “August 2019 Interest Payment”), and the Issuers did not make such payment (the “Specified Default”);

WHEREAS, at such time as the Issuers’ nonpayment on the August 2019 Interest Payment will have continued for a period of thirty (30) days, the same will become an Event of Default pursuant to Section 6.01(a) of the Indenture;

WHEREAS, the Issuers are exploring a potential restructuring or recapitalization transaction (a “Potential Transaction”); and

WHEREAS, to facilitate discussions in respect of a Potential Transaction, the Obligors have requested that each of the Supporting Holders agree to temporarily forbear in the exercise of their right to accelerate the maturity of the Notes, declare all amounts under the Notes and the Indenture immediately due and payable, and exercise any other rights and remedies available under the Indenture (collectively, the “Rights and Remedies”) solely to the extent arising from the occurrence and continuation of the Specified Default, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I. ACKNOWLEDGMENTS

1.01 Each of the Obligors hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:

(a) The recital of facts set forth in this Agreement is true and correct in all material respects;

(b) The amount owed by the Obligors under the Notes is (x) $1,000,000,000 of principal and (y) $40,000,000 in respect of the August 2019 Interest Payment, together with all interest accrued since August 15, 2019. Such amounts, together with all other outstanding Obligations, including interest, fees, expenses and other charges are validly owing and, solely with respect to such amounts and any other outstanding Obligations owing to Supporting Holders that are not Affiliated Parties, are not subject to any right of offset, deduction, claim, or counterclaim in favor of any Obligor;

(c) The Specified Default (i) has occurred and is continuing, (ii) will constitute an Event of Default under the Indenture without the need for any notice to the Obligors, and (iii) has not been cured by the Obligors, and as a consequence thereof, and subject to and but for the terms of this Agreement upon becoming an Event of Default, the Holders and the Trustee are free to exercise the Rights and Remedies in accordance with the terms of the Notes Documents;

(d) Each Obligor hereby ratifies and affirms the Notes Documents and the Obligations owing thereunder and acknowledges that the Notes Documents are and, after giving effect to this Agreement, shall remain unchanged and in full force and effect. Each Obligor agrees that the Notes Documents constitute valid and binding obligations and agreements of each of the Obligors enforceable against each Obligor in accordance with their respective terms;

(e) Subject to the terms of this Agreement, the Supporting Holders have not waived, released or compromised, and do not hereby waive, release or compromise, any events, occurrences, acts, or omissions that may constitute or give rise to any defaults or Events of Default, including, without limitation, the Specified Default, that existed or may have existed, or may presently exist, or may arise in the future, nor does any Supporting Holder waive any Rights and Remedies, including, without limitation, the right to direct the Collateral Agent (as defined in the Security Documents) to foreclose on any property pledged as Collateral (as defined in the Security Documents) under the Notes Documents;

(f) The execution and delivery of this Agreement shall not, except as otherwise set forth herein: (i) constitute an extension, modification, or waiver of any aspect of the Indenture; (ii) extend the maturity of the Notes or the due date of any payment of any amount(s) due thereunder or payable in connection therewith; (iii) give rise to any obligation on the part of the Supporting Holders to extend, modify or waive any term or condition of the Notes; (iv) establish any course of dealing with respect to the Notes; or (v) give rise to any defenses or counterclaims to the right of the Supporting Holders to compel payment of the Notes or any amounts(s) due thereunder or payable in connection therewith or otherwise enforce their rights and remedies set forth in the Notes Documents;

(g) Except as expressly provided herein, the Supporting Holders’ agreement to forbear in the exercise of their Rights and Remedies solely as to the Specified Default, and to perform as provided herein, in each case to the extent permitted by the Indenture, shall not invalidate, impair, negate or otherwise affect the Trustee’s or Supporting Holders’ ability to exercise their Rights and Remedies under the Notes Documents or otherwise; and

(h) Any capitalized terms not defined in this Agreement have the meanings given to them in the Indenture.

SECTION II.  FORBEARANCE

2.01 Forbearance. In consideration of, and in reliance upon the representations, warranties, agreements and covenants of the Obligors set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, from the Agreement Effective Date until the Termination Date (as defined below), each Supporting Holder (severally and not jointly) hereby agrees that during the Forbearance Period (as defined below) it will, only in this specific instance, forbear from exercising any of the Rights and Remedies under the Notes Documents or applicable law solely with respect to the Specified Default (the “Forbearance”). For the avoidance of doubt, during the Forbearance Period only, each Supporting Holder agrees that it (individually or collectively) will not deliver any notice or instruction to the Trustee directing the Trustee to exercise any of the Rights and Remedies with respect to the Specified Default.

2.02 Trustee Action. In the event that the Trustee takes any action to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture during the Forbearance Period solely due to the Specified Default, each Supporting Holder (other than any Supporting Holder that is an Affiliate of the Issuers) agrees to rescind and cancel such acceleration to the fullest extent permitted under the Indenture.

2.03 Limitation on Transfers of Notes. During the Forbearance Period, each of the Supporting Holders hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote) held by such Supporting Holder as of the date hereof except to a party who (i) is already a Supporting Holder party to this Agreement, (ii) as of the date hereof, was, and as of the date of transfer, continues to be an entity that controls, is controlled by or is under common control with the transferor or for which such Supporting Holder acts as investment manager, advisor or subadvisor, provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a party hereto, or (iii) prior to or contemporaneously with such Transfer, agrees in writing with the transferor to be bound by all of the terms of this Agreement with respect to the relevant Notes being transferred to such purchaser (and with respect to any and all Notes it already may hold prior to such Transfer) by executing a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto, and delivering an executed copy thereof, within three (3) business days of closing of such Transfer, to counsel to the Issuers. Any Transfer made in violation of this Section 2.03 shall be void ab initio, and the Issuers shall have the right to enforce the voiding of any such Transfer. This Agreement shall in no way be construed to preclude any Supporting Holder from acquiring additional Notes to the extent permitted by applicable law. However, such Supporting Holder shall, automatically and without further action, remain subject to this Agreement with respect to any Notes so acquired.

2.04 Forbearance Period. The Forbearance shall commence on the Agreement Effective Date and continue until the earlier of (a) September 22, 2019 at 11:59 p.m. New York City time (or such later date that all of the Supporting Holders agree in writing) and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if the forbearance under this Agreement had never existed, and all of the Rights and Remedies under the Notes Documents and in law and in equity shall be available without restriction or modification.

2.05 Limited Forbearance. The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to impair the ability of the Supporting Holders or the Trustee to exercise any of the Rights and Remedies during the Forbearance Period for Defaults or Events of Default other than the Specified Default, (ii) to constitute a waiver of the Specified Default or any future Defaults or Events of Default or compliance with any term or provision of the Notes Documents or applicable law, other than as expressly set forth in this Section 2 or (iii) to establish a custom or course of dealing between the Obligors, on the one hand, and any Supporting Holder, on the other hand.

2.06 Further Acknowledgements

(a)                                 The Obligors understand and accept the temporary nature of the Forbearance provided hereby and that the Supporting Holders have given no assurances that they will extend such Forbearance or provide further waivers or amendments to the Indenture or any other Notes Document.

(b)                                 Nothing in this Agreement constitutes a legal obligation to participate in any Potential Transaction or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.

SECTION III.  EVENTS OF TERMINATION.

3.01 Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a) the failure of any Obligor to comply with any term, condition or covenant set forth in this Agreement, including, without limitation, the covenants in Section IV of this Agreement;

(b) other than the Specified Default and any potential Default or Event of Default resulting from the non-payment of interest due on September 1, 2019 with respect to the Issuers’ 7.750% Senior Notes due 2022, there occurs any Default or Event of Default that is not cured within any applicable grace period;

(c) a case under title 11 of the United States Code or any similar reorganization, liquidation, insolvency, or receivership proceeding under applicable law is commenced by any Obligor;

(d) the Issuers notify any Supporting Holder or its representatives in writing that it has terminated discussions regarding a Potential Transaction;

(e) the Issuers cure the Specified Default by making the August 2019 Interest Payment and pay any default interest or late penalties, and no other Default or Event of Default has occurred and remains uncured at the time the Issuers cure such Specified Default; or

(f) that certain Forbearance Agreement, dated as of the date hereof, between the Obligors, the RBL Agent, and lenders constituting the Majority Lenders under and as defined in that certain Credit Agreement, dated as of May 24, 2012 (as amended, restated, amended and restated, modified or supplemented from time to time, the “RBL Credit Agreement”), among EPE Holdings LLC, EP Energy LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “RBL Agent”), shall terminate or otherwise cease to be in full force and effect, or shall be amended or otherwise modified (other than any amendment or modification to extend the termination date thereof or waive compliance by any Obligor with any covenant thereunder).

SECTION IV.  OTHER AGREEMENTS

4.01 Accrued Interest. The Obligors agree that during the Forbearance Period, interest on all outstanding Obligations, including the unpaid principal amount of the Notes and the August 2019 Interest

Payment, shall continue to accrue in accordance with the terms of the Indenture.

4.02 Retention of Professionals; Expenses.

(a) No later than three Business Days after the Agreement Effective Date, the Issuers shall pay all unpaid, invoiced, reasonable and documented fees and expenses of Milbank LLP (“Milbank”) and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), counsel to the Supporting Holders, incurred through the Agreement Effective Date; thereafter the Issuers shall pay the reasonable and documented fees and expenses of Milbank and Paul, Weiss in accordance with the respective engagement letters executed with Milbank and Paul, Weiss.

(b) No later than three Business Days after the Agreement Effective Date, the Issuers shall pay all unpaid, invoiced, reasonable and documented monthly fees and out-of-pocket expenses of Moelis & Company (“Moelis”) and Houlihan Lokey, Inc. (“Houlihan”, and together with Moelis, Paul, Weiss and Milbank, the “Advisors”), financial advisors to the Supporting Holders, incurred through the Agreement Effective Date; thereafter the Issuer shall pay the reasonable and documented fees and expenses of Moelis and Houlihan in accordance with the respective engagement letters, if any, with Moelis and Houlihan; provided, that this Agreement does not and shall not be deemed to expressly or implicitly require the Obligors (i) to enter into or be bound by any engagement letter with Moelis or Houlihan; (ii) to be subject to any “fee tail” or indemnity obligations to Moelis or Houlihan; or (iii) to be liable for any “success fee,” “restructuring fee,” “transaction fee,” or similar contingency fee of Moelis or Houlihan.

4.03 Ordinary Course Operation of the Businesses. During the Forbearance Period, each of the Obligors shall operate their businesses in the ordinary course of business and shall only make payments in the ordinary course of business.

4.04 Release. Each Obligor (for itself and its Subsidiaries and controlled Affiliates and the successors, assigns, heirs and representatives of each Obligor) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each Supporting Holder (other than any Supporting Holder that is an Affiliated Party), together with its Affiliates, directors, officers, employees, attorneys, financial advisors and consultants (each solely in its capacity as such)  (each a “Released Party”, and collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Agreement, the Indenture or any other Notes Document, or any act, event or transaction related or attendant thereto, or the agreements of any Supporting Holder (other than any Supporting Holder that is an Affiliated Party) contained herein or therein. Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim, in each case directly arising out of, connected with or related to this Agreement, the Indenture or any other Notes Document or the agreements of any Supporting Holder (other than a Supporting Holder that is an Affiliated Party), by any Releasor against any Released Party which would not be released hereby.

“Affiliated Party” shall mean (i) any Affiliate of the Obligors or any direct or indirect parent company of the Obligors, (ii) any director, officer, agent or employee of any such Affiliate and (iii) any entity or person for which any such Affiliate acts as investment advisor or manager of discretionary accounts.

4.05 Tolling. During the Forbearance Period, the Obligors hereby agree to toll and suspend the running of the applicable statutes of limitations, laches, or other doctrines relating to the passage of time with respect to any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Supporting Holder (or group thereof) has heretofore had or now or hereafter can, shall or may have against any of the Obligors, respective Affiliates (other than any Supporting Holder that is an Affiliated Party), and each of the directors, officers, members, employees, agents, attorneys, financial advisors and consultants of each of the foregoing.

4.06 Forbearance Fees.  The Obligors agree that they shall not, directly or indirectly, pay or cause to be paid any consideration, whether by fee or otherwise (including incurring any liability or obligation, or increase in margin or interest rate or other provisions with similar consequence, in each case, other than as required by the terms of the RBL Credit Agreement as in effect on the Agreement Effective Date), to any Lender (as defined in the RBL Credit Agreement) for, or as an inducement to, any forbearance, consent, waiver, or amendment, in each case without the consent of all of the Supporting Holders.

4.07 Notices. The Issuers hereby agree to notify the Supporting Holders reasonably promptly in writing (which may be done by email to both Milbank and Paul, Weiss) of (a) any failure by any of the Obligors to comply with their obligations set forth in this Agreement, (b) the occurrence of any Event of Termination, or (c) service of a complaint upon an Obligor by a person commencing a material action against such Obligor. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered by hand, or when sent by e-mail or facsimile transmission, answer back received, or on the first business day after delivery to any overnight delivery service, freight prepaid, or three (3) business days after being sent by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

If to any Supporting Holder, then to:	The address of such Directing Holder as set forth on the signature page of this Agreement with a copy to:

Milbank LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
	Attention:	Gerard Uzzi, Esq.
Casey Fleck, Esq.
Brett Goldblatt, Esq.
	Email:	GUzzi@milbank.com
CFleck@milbank.com BGoldblatt@milbank.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
	Attention:	Jeffrey D. Saferstein
Jacob A. Adlerstein
	Email:	jsaferstein@paulweiss.com
jadlerstein@paulweiss.com

SECTION V.  REPRESENTATIONS AND WARRANTIES

In consideration of the foregoing agreements, the Obligors jointly and severally hereby represent and warrant to each Supporting Holder, and each Supporting Holder severally but not jointly hereby represents and warrants to the Obligors, as follows:

5.01 Such party is duly organized, validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents, and the execution, delivery and performance of this Agreement are within such party’s power and have been duly authorized by all necessary action.

5.02 This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law).

5.03 No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement by such party does and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.

5.04 Each Supporting Holder represents and warrants that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the aggregate principal amount of Notes set forth on the signature page attached hereto, and to that extent it advises or acts as a manager for any beneficial holder, it has the authority to enter into this Agreement on behalf of such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.

5.05 Each of the Obligors represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing or is expected to occur during the Forbearance Period other than the Specified Default or as has been made public and filed on Form 8-K with the Securities and Exchange Commission.

5.06  The parties to this Agreement acknowledge that nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under any of the Notes Documents and the entry into this Agreement shall not constitute, directly or indirectly, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Obligors.

5.07 The Supporting Holders have not made any assurances concerning (a) the manner in which or whether the Specified Default may be resolved or (b) any additional forbearance, waiver, restructuring or other accommodations.

SECTION VI.  RATIFICATION OF EXISTING AGREEMENTS

6.01 The Obligors and the Supporting Holders hereby acknowledge and agree that, (a) the relationships between the Obligors and the Supporting Holders are governed by the Notes Documents, this Agreement and other agreements that may be executed by the Obligors and the Supporting Holders from time to time, (b) no fiduciary duty or special relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (c) the rights and obligations of the Supporting Holders under this Agreement are several and not joint and no Supporting Holder shall be liable or responsible for obligations of any other Supporting Holder, (d) no Supporting Holder has made to any Obligor, and no Obligor has made to any Supporting Holder, any promise, commitment or representation of any kind or character with respect to any forbearance or other matter as of the date of this Agreement other than as set forth in this Agreement, (e) this Agreement has no effect or bearing on any rights or remedies the Supporting Holders may have available under the Notes Documents other than as explicitly provided for herein, (f) no person has any obligation to engage in discussions with any other person after the date hereof regarding any further forbearance and (g) no Supporting Holder and no Obligor has any obligation under any circumstances to amend, waive, supplement or otherwise modify the terms of the Notes Documents, offer any discounted payoff of the Notes, refinance or exchange the Notes, vote or refrain from voting or otherwise acting with respect to its Notes, extend the forbearance period, grant any other forbearance, agree to any amendment, supplement, waiver or other modification or any Potential Transaction, enter into any definitive documentation in connection with a Potential Transaction, or extend any other accommodation, financial or otherwise, to any Obligor or any of its Affiliates.

SECTION VII.  MISCELLANEOUS

7.01 More Favorable Agreements. If the Issuers have entered into or at any time on or after the date hereof enter into a forbearance or similar agreement with respect to the Notes with any other holder of the Notes that is not a Supporting Holder or with respect to the Issuers’ 7.750% Senior Notes due 2022 that contains terms more favorable to the noteholders party thereto than those contained in this Agreement (each such agreement, a “More Favorable Agreement”), such terms of such More Favorable Agreement shall automatically be incorporated herein unless all of the Supporting Holders, in their sole discretion, elect not to include any such terms. The Issuers shall (a) promptly notify the Supporting Holders of its entry into a More Favorable Agreement and (b) promptly provide a copy, with customary redactions, of such More Favorable Agreement to the Supporting Holders.

7.02 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

7.03 Interpretive Matters.

(a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this

Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.

(b) The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.

7.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of any choice of law provisions that would require the application of the law of another jurisdiction. Each party hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan, City of New York for any action, suit, or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

7.05 Successors and Assigns. This Agreement shall be binding upon each of the Issuers, the Subsidiary Guarantors, the Supporting Holders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

7.06 Additional Parties. Without in any way limiting the provisions hereof, additional holders or beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to the Issuers a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement.

7.07 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.08 Integration. This Agreement and any agreements referred to herein contain the entire understanding of the parties hereto with regard to the subject matter contained herein. Except as otherwise provided herein, this Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.

7.09 Jury Trial Waiver. The Issuers, the Subsidiary Guarantors and the Supporting Holders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Notes Documents or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Holder relating to the administration of the Notes or enforcement of the Notes Documents arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

7.10 Amendment. This Agreement may only be amended or modified in writing by the Issuers, the Subsidiary Guarantors and each Supporting Holder.

7.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon any such determination of invalidity, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EP ENERGY LLC

By:	/s/ Kyle A. McCuen
Name: Kyle A. McCuen
Title: Senior Vice President, Chief Financial Officer and Treasurer

EVEREST ACQUISITION FINANCE INC.

By:	/s/ Kyle A. McCuen
Name: Kyle A. McCuen
Title: Senior Vice President, Chief Financial Officer and Treasurer

EP ENERGY GLOBAL LLC
EP ENERGY E&P COMPANY, L.P.
EP ENERGY MANAGEMENT, L.L.C.
EP ENERGY RESALE COMPANY, L.L.C.
as Subsidiary Guarantors

By:	/s/ Kyle A. McCuen
Name: Kyle A. McCuen
Title: Senior Vice President, Chief Financial Officer and Treasurer

SUPPORTING HOLDERS

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., as general partner

By:	Braxton Associates, Inc., as general partner

By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President

Principal Amount of Notes held:

ELLIOTT INTERNATIONAL, L.P.

By:	Hambledon, Inc., as General Partner

By:	Elliott, International Capital Advisors Inc., as attorney-in-fact

By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President

Principal Amount of Notes held:

THETA I, LLC

By:	Apollo Investment Fund VII, L.P., its sole member

By:	Apollo Advisors VII, L.P., its general partner

By:	Apollo Capital Management VII, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA II, LLC

By: Apollo Overseas Partners (Delaware 892) VII, L.P., its sole member

By:	Apollo Advisors VII, L.P., its general partner

By:	Apollo Capital Management VII, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA III, LLC

By: Apollo Overseas Partners (Delaware) VII, L.P., its sole member

By:	Apollo Advisors VII, L.P., its general partner

By:	Apollo Capital Management VII, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA IV, LLC

By:	Apollo Overseas Partners VII, L.P., its sole member

By:	Apollo Advisors VII, L.P., its managing general partner

By:	Apollo Capital Management VII, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA V, LLC

By:	Apollo Investment Fund (PB) VII, L.P., its sole member

By:	Apollo Advisors VII, L.P., its general partner

By:	Apollo Capital Management VII, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA NR, LLC

By:	Apollo Natural Resources Partners, L.P., its sole member

By:	Apollo ANRP Advisors, L.P., its general partner

By: Apollo ANRP Capital Management, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

Principal Amount of Notes held:

Exhibit A

FORM OF FORBEARANCE JOINDER AGREEMENT

[•], 2019

EP Energy, Inc.
[           ]
Attention: [           ]

RE: Forbearance Agreement

Ladies and Gentlemen:

Reference is made to the Forbearance Agreement dated as of September [•], 2019 entered into between the Issuers, the Subsidiary Guarantors, and the Supporting Holders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.

SECTION I.  Joining Obligations Under the Forbearance Agreement. The undersigned (the “Joining Noteholder”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Forbearance Agreement, to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each representation and warranty set forth in Section 5 of the Forbearance Agreement.

SECTION II.  Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopier or in .PDF or similar format by email shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement. For the avoidance of doubt, the Obligors do not need to separately execute this Forbearance Joinder Agreement but are nevertheless bound by the terms of the Forbearance Agreement with respect to the Joining Noteholder as if such Joining Noteholder were a party to the Forbearance Agreement.

SECTION III.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 7.04 and 7.09 of the Forbearance Agreement shall apply to this Forbearance Joinder Agreement.

[Signature Page Follows]

Very truly yours,
[•]

By:
Name:
Title:

Noteholder’s principal amount of Notes: $

[Signature Page to Joinder Forbearance Agreement]